UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 12, 2010
Date of Report (Date of earliest event reported)

CELSIUS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	001-34611	20-2745790
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

140 NE 4th Avenue, Suite C, Delray Beach, FL	33483
(Zip Code)

(561) 276-2239
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On August 12, 2010, Celsius Holdings, Inc (the “Company”) issued a press release reporting its financial results for the three and six-month periods ended June 30, 2010. A copy of the press release, dated August 12, 2010, announcing these financial results is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

The Company is attaching as Exhibit 99.1 hereto, a copy of a press release, dated August 12, 2010 ), announcing its financial results for the three and six-month periods ended June 30, 2010, which press release is incorporated herein by  reference.

On August 12, 2010, the Company held a management conference, via webcast and telephone, to discuss the Company’s financial results for the three and six-month periods ended June 30, 2010and certain other matters. A transcription performed by Thomson Reuter of the conference call is being furnished herewith as Exhibit 99.2. The full webcast can be listened to via calling 877-660-6853, account 286 and conference ID number 354936, where it will be available until 11:59 pm on August 19, 2010. . The full webcast can also be listened to until September 11, 2010 by accessing http://www.investorcalendar.com/IC/CEPage.asp?ID=160921

Item 9.01	Exhibits

99.1	Press Release dated August 12, 2010
99.2	Script from conference call on August 12, 2010

Limitation on Incorporation by Reference

In accordance with general instruction B.2 of Form 8-K, the information in this report (including the exhibits, the web cast and information on the website referenced herein) is furnished pursuant to Items 2.02 and 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

SIGNATURE

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSIUS HOLDINGS, INC.

DATE: August 13, 2010	By: /s/ Geary W. Cotton
Geary W. Cotton
Chief Financial Officer